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                          SECURITIES PURCHASE AGREEMENT


                                 BY AND BETWEEN

                               VITAL LIVING, INC.

                                       AND

                                  THE INVESTORS

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                             Dated December 15, 2003




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                          SECURITIES PURCHASE AGREEMENT


     THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made as of the 15th day of December, 2003, by and between Vital Living, Inc., a Nevada corporation (the "Company"), and the investors listed on the Schedule of Investors attached hereto as such Schedule may be amended from time to time to include Additional Investors (as defined in Section 7.12) (each an "Investor" and collectively, the "Investors").

                              W I T N E S S E T H:

     WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, (a) 12% senior secured convertible notes (the "Notes") in the aggregate principal amount of up to $6,000,000, in the form attached as Exhibit A hereto, and (b) warrants (the "Warrants"), in the form attached as Exhibit B hereto, to purchase a number of shares of the Company's common stock, $0.001 par value per share (the "Common Stock") equal to 100% of the principal amount of the Notes, pursuant to the provisions of this Agreement; and

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows: 1. Purchase and Sale of Notes and Warrants.

          1.1 Issuance and Sale of Notes and Warrants. Subject to the terms and conditions of this Agreement, the Investors agree to purchase at the Initial Closing (as hereafter defined), and the Company agrees to issue and sell to the Investors at the Initial Closing, the amount of Notes and the Warrants set forth opposite each Investor's name on the Signature Page hereto.

          1.2 Closing.

               (a) The Company may close on any amount of Notes, up to $6,000,000 in aggregate principal amount, without a minimum. However, the Company intends to effect a closing ("Initial Closing") upon the purchase and sale of Notes in an aggregate principal amount of not less than $2,030,000 and a like number of Warrants (the "Purchase Price"), since the holders of the Company's $1,530,000 aggregate principal amount Senior Convertible Promissory Notes ("Bridge Notes") sold in October and November 2003 have agreed to exchange such notes for the Notes sold hereby if at least $500,000 aggregate principal amount of Notes, in addition to the Bridge Notes, are sold. The Initial Closing shall take place at the offices of HCFP/Brenner Securities, LLC, 888 Seventh Avenue, 17th Floor, New York, New York 10106 at 10:00 a.m., on December 15, 2003, or at such time and place as the Company and the Investors mutually agree upon orally or in writing.

               (b) At the Initial Closing, the Company shall deliver to the Investors, the Notes and the Warrants, against payment of the Purchase Price by wire transfer to an account designated by the Company or through the exchange of the Bridge Notes described above.

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               (c) The  Company  may  thereafter  effect an interim  closing (an
"Interim Closing" and each of the Initial Closing and any Interim Closings hereafter referred to as a "Closing") upon the purchase and sale of additional Notes. The Interim Closing may take place at any time thereafter at the offices of HCFP/Brenner Securities, LLC, 888 Seventh Avenue, 17th Floor, New York, New York 10106 at such time and place as the Company and the Investors mutually agree upon orally or in writing, with the delivery of, and payment for, such additional Notes and warrants as described in Section 1.2(b) above.

     2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors, except as set forth on a Schedule of Exceptions to Representations and Warranties attached hereto as Exhibit C (the "Schedule of Exceptions"), the following:

          2.1 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity except as disclosed in the SEC Reports (as hereinafter defined) (each, a "Subsidiary" and collectively, the "Subsidiaries"). Unless the context requires otherwise, all references herein to the "Company" shall refer to the Company and its Subsidiaries. The Company is not a party to any joint venture, partnership, or similar arrangement.

          2.2 Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to own its properties and assets and to carry on its business as presently conducted. The Subsidiaries are duly organized in their respective jurisdictions of organization, validly existing and in good standing in such respective jurisdictions and each has the power and authority to own its properties and assets and to carry on its respective business as now conducted. The Company and the Subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to have a Material Adverse Effect (as hereafter defined) on the Company's business or properties.

          2.3 Capitalization and Voting Rights. The number of authorized, issued and outstanding capital stock of the Company is set forth in Exhibit C. All outstanding shares have been duly authorized and are validly issued, fully paid and nonassesasble. Except as disclosed in Exhibit C, no securities of the Company or any Subsidiary are entitled to preemptive or similar rights, nor is any holder of securities of the Company or any Subsidiary entitled to preemptive or similar rights arising out of any agreement or understanding with the Company or any Subsidiary by virtue of any of the Transaction Documents (defined hereinafter). Except as disclosed in Exhibit C, there are no outstanding options, warrants, script rights to subscribe for or acquire calls or commitments of any character whatsoever relating to, or securities, except as a result of the purchase and sale of the Securities, or rights or obligations convertible into or exchangeable for, or giving any Person (as defined below) any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, except as specifically disclosed in the SEC Reports (as defined below) or in Exhibit C, no Person or group of related
Persons  beneficially  owns (as  determined  pursuant to Rule 13d-3  promulgated

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under the Securities  Exchange Act of 1934, as amended (the "Exchange Act")), or has the right to acquire by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the Common Stock. A "Person"
means  an  individual  or  corporation,   partnership,  trust,  incorporated  or
unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

          2.4 Authorization. All corporate action on the part of the Company, its officers, directors, and shareholders necessary for the due authorization, execution, and delivery of this Agreement, the Ancillary Agreements (as hereafter defined), the Notes and the Warrants (collectively, the "Transaction Documents"), the performance of all obligations of the Company hereunder and thereunder and the due authorization, valid issuance (or reservation for issuance) and delivery of the Notes and the Warrants hereunder and the Common Stock issuable upon conversion of the Notes or upon exercise of the Warrants (collectively, the "Securities"), has been taken or will be taken prior to the Initial Closing, and the Transaction Documents constitute or, in the case of the Notes, the Warrants and the Common Stock, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Transaction Documents may be limited by applicable federal or state laws.

          2.5 Valid Issuance of Notes, Warrants and Common Stock. The Notes and the Warrants being purchased by the Investors hereunder have been duly and validly authorized and, when issued and delivered in accordance with the terms hereof for the consideration provided for herein, will be validly issued and will constitute legally binding obligations of the Company in accordance with their terms and will have been issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Notes and the Warrants (and upon payment of the exercise price as required by the Warrants), respectively, will be validly issued, fully paid and nonassessable, and will have been issued in compliance with all applicable federal and state securities laws.

     2.6 Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents or the consummation of the transactions contemplated thereby, other than (i) the filing of a proper Form D in accordance with Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act" or "Act"), and applicable Blue Sky filings, (ii) such filings as may be necessary to perfect the security interest granted to the Investors under the Security Agreement (as defined below) and (iii) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect on the assets, business, operations, financial condition, liquidity or prospects

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of the Company and its Subsidiaries taken as a whole ("Material Adverse
Effect").

          2.7 Litigation. There is no action, suit, proceeding, claim or investigation pending or, to the knowledge of the Company, currently threatened against the Company or its affiliates which questions the validity of the Transaction Documents, or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or which might result or that could reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate, or result in any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, pending or threatened (or any basis therefor known to the Company), involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality. 2.8 Patents and Trademarks. The Company and each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefore, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in the business of the Company and its Subsidiaries as currently conducted, except for any such failures to own, be licensed or possess that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and to the knowledge of the officers of the Company all patents, trademarks, trade names, service marks and copyrights held by the Company and/or its Subsidiaries are valid and subsisting.

          Except as disclosed in Exhibit C or as could not reasonably be expected to have a Material Adverse Effect:

               (a) the Company is not, nor will it be as a result of the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third-party patents, trademarks, service marks, copyrights, trade secrets or computer software (collectively, "Third-Party Intellectual Property Rights").

               (b) no claims with respect to (i) the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names, and any applications therefore, trade secrets or computer software owned by the Company or any of its Subsidiaries (collectively, the "Company Intellectual Property Rights"); or (ii) Third-Party Intellectual Property Rights are currently pending or, to the knowledge of the officers of the Company, are threatened by any Person;

               (c) the officers of the Company do not know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company or any of its Subsidiaries, infringes on any copyright, patent, trademark, service mark or trade secret of any Person; (ii) against the

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use by the  Company  or any of its  Subsidiaries,  of any  Company  Intellectual
Property Right or Third-Party Intellectual Property Right used in the business of the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted; (iii) challenging the ownership, validity or enforceability of any of the Company Intellectual Property Rights; or (iv) challenging the license or legally enforceable right to use of the Third-Party Intellectual Rights by the Company or any of its Subsidiaries; and

               (d) to the knowledge of the officers of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company
Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its Subsidiaries.

          2.9 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Amended and Restated Articles of Incorporation or Bylaws or any instrument, judgment, order, writ, decree, mortgage, indenture, lease, license or contract to which it is a party or by which it is bound or any provision of federal, state, or local statute, rule, or regulation applicable to the Company, except as could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect or to burden or impair the ability of the Company to consummate the transactions contemplated hereby. The execution, delivery, and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract, or an event which results in the creation of any lien, charge, or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties, except as could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

          2.10 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

          2.11 Compliance with Laws. The conduct of business by the Company and each Subsidiary as presently, conducted or proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company or any Subsidiary conducts or proposes to conduct such business, except such regulation as is applicable to commercial enterprises generally. Neither the Company nor any of the Subsidiaries has received any notice of any violation of or noncompliance with, any federal, state, local or foreign laws, ordinances, regulations and orders (including, without limitation, those relating to environmental protection, occupational safety and health, federal securities laws, equal employment opportunity, consumer protection, credit reporting, "truth-in-lending", and warranties and trade practices) applicable to its business or to the business of any Subsidiary, the violation of, or noncompliance with, which could reasonably be expected to have a Material

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Adverse  Effect,  individually  or in the  aggregate,  or burden  or impair  the ability of the Company to consummate the transactions contemplated hereby and the Company knows of no facts or set of circumstances which could give rise to such a notice.

          2.12 Disclosure. This Agreement, the Notes, the Warrants and any other statements or certificates made or delivered in connection herewith or therewith, when taken together with the Disclosure Materials (as defined below), do not contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          2.13 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans, pledges, security interests, claims, equitable interests, charges, and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances.

          2.14 Tax Returns, Payments, and Elections. The Company has timely filed all tax returns and reports as required by law, and all such returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, if any, except those contested by it in good faith which are listed in the Schedule of Exceptions. The provisions for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code.

          2.15 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed, and the Company has insurance against other hazards, risks, and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.


          2.16 SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to
Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedule of Exceptions to this Agreement and the documents filed as exhibits to the Company's Registration Statement on Form SB-2, as amended, the "Disclosure Materials") on a timely basis or has received a valid extension pursuant to Rule 12b-25 under the Exchange Act of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Exhibit C, all material agreements to which the Company is a party or

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to which the  property or assets of the  Company are subject  have been filed as exhibits to the SEC Reports. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Except as disclosed in the Disclosure Documents, since September 30, 2003 (a) there has been no event, occurrence or development that has had or that could reasonably be expected to have or result in a Material Adverse Effect, (b) the Company has
not  incurred  any  liabilities   (contingent  or  otherwise)   other  than  (x)
liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock. Additionally, since the adoption of the Sarbanes-Oxley Act of 2002 (the "New Act"), the Company has complied in all material respects with the laws, rules and regulation under the New Act which are applicable to it.

          2.17 No Conflict of Interest. Except as otherwise disclosed in the Disclosure Materials, the Company is not indebted in excess of $5,000, directly or indirectly, to any of its employees, officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees, officers and directors, nor is the Company contemplating such indebtedness as of the date of this Agreement. Except as otherwise disclosed in the Disclosure Materials, none of said employees, officers or directors, or any member of their immediate families, is directly or indirectly indebted to the Company (other than in connection with purchases of the Company's stock) or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship or any firm or corporation which competes with the Company, nor is the Company contemplating such indebtedness as of the date of this Agreement, except that employees, officers, directors and/or shareholders of the Company may own stock in publicly traded companies (not in excess of 1% of the outstanding capital stock thereof) which may compete with the Company. Except as otherwise disclosed in the Disclosure Materials, no employee, shareholder, officer or director, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company, nor does any such person own, directly or indirectly, in whole or in part, any material tangible or intangible property that the Company uses or contemplates using in the conduct of its business. The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

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     3. Representations and Warranties of the Investors.  Each of the Investors,
severally and not jointly, hereby represent and warrant that:

          3.1 Authorization. The Investor represents that it has full power and authority to enter into the Transaction Documents. The Transaction Documents entered into by the Investor constitute the valid and legally binding obligations of the Investor enforceable in accordance with their terms, except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          3.2 Purchase Entirely for Own Account. The Securities will be acquired for investment for the Investor's own account and not with a view to the resale or distribution of any part thereof.

          3.3 Disclosure of Information. The Investor acknowledges that all of the SEC Reports and Disclosure Materials were made fully available to it and it has reviewed and understands them. The Investor acknowledges that it has received all the information that it has requested relating to the Company and the purchase of the Notes and the Warrants. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and the Warrants. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

          3.4 Accredited Investor. The Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

          3.5 Restricted Securities. Investor understands that the Notes and the Warrants (and the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants) that it is purchasing are "restricted securities" under the federal securities laws and that under such laws and applicable regulations such securities may only be sold pursuant to an effective registration statement or an available exemption from registration.

          3.6 Legends.  It is understood  that the  certificates  evidencing the

Notes and the Warrants (and the Common Stock issuable upon conversion and exercise thereof, respectively) may bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT."

     4. Conditions of the Investors' Obligations at each Closing. The obligations of the Investors under subsection 1.1 of this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions:

          4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 hereof shall be true and correct on and as of the date of this Agreement and as of each Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          4.2 Performance. The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before each Closing.

          4.3 Compliance Certificate. The President of the Company shall deliver to the Investors, at each Closing, a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that, except as set forth in the Disclosure Materials, there has been no material adverse change in the business, affairs, prospects, operations, properties, assets, condition, capital shares, long-term debt, results of operations, financial condition or liquidity of the Company since September 30, 2003.

          4.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at each Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and counsel to the Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          4.5 Opinion of Company Counsel. The Investors shall have received from Graubard Miller an opinion, dated as of each Closing, in form attached hereto as Exhibit D.

          4.6 Good Standing Certificates. The Company shall have delivered to the Investors, dated as of a date within five (5) business days of each Closing, a certificate issued by the State of Nevada to the effect that it is legally existing and in good standing.

          4.7 Secretary's Certificate. The Company shall have delivered to the Investors a certificate executed by the Secretary of the Company dated as each Closing attending, true and correct copies of the following documents: (a) the resolutions adopted by the Company's Board of Directors authorizing the transactions contemplated by this Agreement; and (b) the Amended and Restated Articles of Incorporation and Bylaws of the Company.


          4.8 Delivery of Notes and Warrants. The Company shall have delivered the Notes and the Warrants to the Investors for each Closing, as specified in
Section 1.

          4.9 Ancillary Agreements.

               4.9.1 The Company and the Investors shall have entered into a security agreement dated of even date herewith, a form of which is attached hereto as Exhibit E (the "Security Agreement").

               4.9.2 The Company and the Investors shall have entered into a registration rights agreement dated of even date herewith, a form of which is attached hereto as Exhibit F (the "Registration Rights Agreement").

               4.9.3 The Company and Graubard Miller shall have entered into the escrow agreement dated of even date herewith, a form of which is attached hereto as Exhibit G (the "Escrow Agreement") and together with the Security Agreement and Registration Rights Agreement, the "Ancillary Agreements").

          4.10 Other Payments. Concurrent with each Closing, the Company shall pay the compensation set forth in Section 7.7 hereto.

     5. Conditions of the Company's Obligations at each Closing. The obligations of the Company to Investor under this Agreement is subject to the fulfillment on or before each Closing of each of the following conditions by the Investor:

          5.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true and correct on and as of the date of this Agreement and as of each Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

          5.2 Payment of Purchase Price. The Investor shall have delivered the Purchase Price.

          5.3 Ancillary Agreements. The Company and the Investors shall have entered into the Ancillary Agreement.

     6. Indemnification.

          6.1 General. The Company agrees to indemnify and hold harmless the Investors and any of their general partners, shareholders, employees, officers, directors, members, agents and other representatives (collectively, the "Indemnitees"), against any losses, damages, liabilities, or judgments or settlements of any nature or kind, including all costs and expenses relating thereto, including without limitation, interest, penalties and reasonable attorneys' fees (the "Losses") (joint or several) (i) arising out of any investigations, proceedings, claims or actions, to which the Indemnitees may become subject, whether under the Securities Act or the Exchange Act or any rules or regulations promulgated thereunder, or any state law or regulation, or common law, arising out of, related to or in any way attributable to the Indemnitee's investment in the Company, or (ii) that arise out of or are based upon any breach of any representation, warranty, agreement, obligation or covenant of the Company contained herein or in any of the Transaction Documents. The Company also agrees to reimburse the Indemnitees for any legal or other expenses reasonably incurred in connection with investigating or defending any such investigations, proceedings, claims or actions, as such expenses or other costs are incurred. The indemnity provided in this Section 6.1 is not limited to Losses asserted by third parties against any Indemnitee, but includes Losses incurred or sustained by any such Indemnitee in the absence of third party claims.

          6.2 Non-Exclusive Remedy. The indemnification remedies provided in this Section 6 shall not be deemed to be exclusive. Accordingly, the exercise by any person of any of its rights under this Section 6 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such person may be entitled to exercise (whether under this Agreement, under any other contract, under any law or regulation or otherwise); provided, however, that no person shall seek other remedies in those situations where they have received full indemnification payments with respect to such situations.

     7. Miscellaneous.

          7.1 Survival of Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement. The Investors are entitled to rely, and the parties hereby acknowledge that the Investors have so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Company contained herein, irrespective of any independent investigation made by Investors. The Company is entitled to rely, and the parties hereby acknowledge that the Company has so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Investors contained herein, irrespective of any independent investigation made by the Company.

          7.2 Successors and Assigns. This Agreement is personal to each of the parties and may not be assigned without the written consent of the other parties; provided, however, that any of the Investors shall be permitted to assign its rights under this Agreement and the Ancillary Agreements to any affiliate of such Investor.

          7.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. The Company
(1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and
(3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

          7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.6 Notices. Unless otherwise provided, any notice, authorization, request or demand required or permitted to be given under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid, or two days after it is sent by an overnight delivery service, or when sent by facsimile with machine confirmation of delivery addressed as follows:

             If to the Investors to:

             The address set forth opposite their name on the Schedule of Investors attached hereto

             If to Company, to:

             Vital Living, Inc.
             5080 North 40th Street,
             Suite 105, Phoenix, AZ 85018
             Telecopier No.: (602) 952-7129
             Attention: Stuart A. Benson, President (e-mail: cafestu@aol.com)

             In either case, with a copy to:

             HCFP/Brenner Securities, LLC
             888 Seventh Avenue
             17th Floor
             New York, New York 10106
             Telecopier No.: (212) 707-0378
             Attention: Ira Greenspan (e-mail: igreenspan@hcfpbrenner.com)

             and

             Graubard Miller
             600 Third Avenue
             New York, New York 10016
             Telecopier No.: (212) 818-8881
             Attention:  David Alan Miller, Esq. (e-mail: dmiller@graubard.com)

Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

          7.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' or brokers' fee or commission in connection with this transaction; provided, however, that the Company is obligated to pay certain compensation upon consummation of the transactions contemplated hereby to Sloan Securities Corp., Atlas Capital, HCFP/Brenner Securities, LLC and Aegis Capital Corp.

          7.8 Transaction Expenses; Enforcement of Transaction Documents. The Company and each Investor shall pay their respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of the Transaction Documents, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

          7.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor or Investors holding Notes evidencing, in the aggregate, an amount equal to not less than 50.1% of the aggregate principal amount of all Notes then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

          7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          7.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

          7.12 Additional Investors. In the event that, at any time or from time to time, the Company holds an Interim Closing and issues additional Notes and Warrants to additional investors (collectively the "Additional Investors" and individually an "Additional Investor"), as a condition precedent to such Closing, the Company shall countersign a copy of this Agreement with each Additional Investor and each such Additional Investor shall agree to sign a copy of this Agreement (for and on behalf of himself or itself, his or its legal representatives and his or its transferees and assigns) thereby agreeing to be bound by all applicable provisions of this Agreement as a party hereto and in the capacity as an Investor. Except as provided herein, upon any such Interim Closing, all references to the Investors or to any Investor shall thereafter be deemed to include such Additional Investors, and upon such Closing, each such Additional Investor shall be added to the Schedule of Investors.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                      Vital Living, Inc.



                      By:
                               --------------------------------------------
                      Name:
                      Title:



                      EACH OF THE INVESTORS SET FORTH ON
                      THE ATTACHED SCHEDULE OF INVESTORS

                              SCHEDULE OF INVESTORS

Name and Address                      Amount                     Signature